FORM OF OMNIBUS AMENDMENT TO IONIC DIGITAL INC. OMNIBUS INCENTIVE PLAN PERFORMANCE RESTRICTED STOCK UNIT AWARD GRANT NOTICES

This Omnibus Amendment (“Amendment”), dated as of August 27, 2026, amends certain terms and conditions of those certain Performance Restricted Stock Unit Award Grant Notices governing the terms of performance restricted stock units (“PRSUs”) granted by Ionic Digital Inc., a Delaware corporation (the “Company”) to employees of the Company (such agreements, the “Performance Restricted Stock Unit Award Grant Notices” and such employees, the “Participants”) under the Ionic Digital Inc. Omnibus Incentive Plan (the “Plan” ). Terms used herein, unless otherwise defined herein, shall have the meanings ascribed to them in the Plan and in the specified award agreement.
RECITALS
WHEREAS, the Committee (or the Board, as applicable) is empowered pursuant to Article XI of the Plan to amend, without Participant consent, the terms of any award previously granted under the Plan if such amendment does not materially impair the Participant’s rights; and
WHEREAS, the Board and the Committee have approved an amendment to each outstanding Performance Restricted Stock Unit Award Grant Notice to allow for a portion of the PRSUs to be eligible to vest if a Participant’s Termination of Service is by involuntary termination by the Company without Cause or by the Participant for Good Reason, in each case, as described herein.
NOW THEREFORE, the following terms and conditions apply to all currently outstanding Performance Restricted Stock Unit Award Grant Notices:
AMENDMENT
Amendments to Award Grant Notices

1.The lead-in to the second paragraph in the “Vesting Criteria” section of each of the Performance Restricted Stock Unit Award Grant Notices outstanding is hereby amended to read as follows:

“Notwithstanding the foregoing, the PRSUs shall also be eligible to vest upon achievement of the following performance metrics, subject to Participant’s continued employment with the Company through achievement of such metric, and for a period of six (6) months thereafter with vesting to occur on such date (or, if prior to the end of such six (6) month period, the Participant has a Termination of Service as a result of being (i) involuntarily terminated by the Company without Cause or (ii) terminated by the Participant for Good Reason, in each case, such PRSUs shall vest on such Termination of Service):”

2.Each of the Performance Restricted Stock Unit Award Grant Notices outstanding is hereby amended to add the following at the end of the “Vesting Criteria” section:

For the purposes of these Performance Restricted Stock Units, “Good Reason” has the meaning set forth in the employment agreement, offer letter or other similar agreement in effect between the Company or any of its Affiliates and the Participant. If no such agreement exists or such agreement does not define “Good Reason,” then “Good Reason” means (i) a
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material reduction in the Participant’s annual base salary or the Participant’s target annual incentive opportunity; (ii) a materially adverse change in the Participant’s title, duties or responsibilities (including reporting responsibilities); (iii) a relocation of the Participant’s principal place of business that increases the Participant’s one-way commute by more than 40 miles; (iv) the Company’s material breach of any agreement between the Participant and the Company; or (v) a successor to the Company of all or substantially all of the Company’s business and/or assets (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or other transaction) failing to assume the Plan. Notwithstanding the foregoing, any assertion by the Participant of a Termination of Service for “Good Reason” shall not be effective unless all of the following conditions are satisfied: (A) the condition giving rise to the Participant’s Termination of Service must have arisen without the Participant’s consent; (B) the Participant must provide notice to the Company of such condition within 30 days of the initial existence of the condition; (C) the condition specified in such notice must remain uncorrected for 30 days after receipt of such notice by the Company; and (D) the date of the Participant’s Termination of Service must occur within 90 days after the initial existence of the condition specified in such notice.
Miscellaneous

1.Continuing Effect. Except as specifically provided herein, the Performance Restricted Stock Unit Award Grant Notices amended by this Amendment shall remain in full force and effect in accordance with their respective terms and are hereby ratified and confirmed in all respects.

2.No Waiver. This Amendment is limited as specified and the execution, delivery and effectiveness of this Amendment shall not operate as a modification, acceptance or waiver of any provision of any of the Performance Restricted Stock Unit Award Grant Notices except as specifically set forth herein.

3.Binding Effect. This Amendment shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under any Participant.

4.Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware.

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